Lifecore Biomedical Announces Chief Financial Officer Transition August 29, 2024 Experienced CDMO Industry Financial Executive Ryan Lake Appointed CFO CHASKA, Minn., Aug. 29, 2024 (GLOBE NEWSWIRE) -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced that John Morberg will be stepping down from his position as chief financial officer to pursue other professional opportunities and spend time with his family, effective September 2, 2024. In addition, the Company is pleased to announce that Ryan Lake, an accomplished CDMO financial executive, will succeed Mr. Morberg as CFO beginning September 3, 2024. “On behalf of the board of directors, along with the entire Lifecore team, I would like to express our gratitude to John for his years of service as the Company’s chief financial officer. During his tenure, he has proven to be an invaluable member of leadership making significant contributions to the Company’s overall success, while also skillfully navigating the organization through numerous complex transactions as it transitioned into a dedicated CDMO,” said Paul Josephs, president and chief executive officer of Lifecore. “We wish John the best in all his future endeavors.” Mr. Josephs continued, “We are excited to bring Ryan on board at this important time for Lifecore as we work to refine and execute a comprehensive strategy to marry our unique strengths with the significant opportunities in the CDMO space in order to achieve sustained growth. Ryan’s impressive experience uniquely positions him for this role. Not only has he served as a successful public company CFO within the CDMO space, but he has also experienced firsthand the complexities of creating a dedicated CDMO from a larger organization with multiple business arms. These parallels with the Lifecore story equip him with valuable insight and experience that will serve the Company well on our exciting path forward.” During his career, Mr. Lake has been credited with leading and advising corporations through mergers, acquisitions, spin-offs, recapitalizations, integrations, equity, debt, and stock market transactions. He has raised over $700 million in capital and has participated in M&A transactions worth over $700 million in value. Mr. Lake has significant experience within the CDMO industry, having most recently served as the CFO of Societal CDMO, Inc., a company dedicated to solving complex formulation and manufacturing challenges primarily in small molecule therapeutic development, which was publicly traded on the Nasdaq Stock Market until its recent acquisition by CoreRx. “Our commitment to transparency and value creation has never been stronger,” said Mr. Josephs. “With Ryan joining us, we gain a leader whose exceptional skills in investor relations and financial strategy will be instrumental in steering Lifecore toward its next chapter of growth. Ryan’s proven ability to communicate effectively with stakeholders and manage complex financial operations will enhance our commitment to delivering long-term value.” As CFO of Societal CDMO (formerly Recro Pharma, Inc.), Mr. Lake played an instrumental role in strategically transitioning the company into a dedicated CDMO through the spin-off of the organization’s therapeutic pipeline development arm. Following this transaction, he was intimately involved in a comprehensive corporate rebranding and the creation and execution of a strategic plan to grow the company, adding critical new capabilities to its service offerings, and in turn expanding its customer base. Mr. Lake also led efforts to strengthen the company’s financial position, including leveraging non-core assets, and built visibility with key financial community stakeholders. These efforts helped contribute to the successful acquisition of Societal CDMO by CoreRx, another CDMO, in April 2024. Prior to his time with Societal, Mr. Lake served as CFO and vice president of finance of Aspire Bariatrics, Inc., a privately held, commercial-stage, medical device company. From 2012 to 2015, he held executive management and senior finance positions, including director of the natural materials division, controller and senior director of finance, at DSM Biomedical (successor to Kensey Nash after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials. From 2002 to 2012, Mr. Lake served in various senior financial positions, most notably interim CFO and senior director of finance, with Kensey Nash Corporation, a Nasdaq-listed, medical device company. Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP. About Lifecore Biomedical Lifecore Biomedical, Inc. (Nasdaq: LFCR) is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of sterile injectable pharmaceutical products in syringes, vials, and cartridges, including complex formulations. As a leading manufacturer of premium, injectable-grade hyaluronic acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com. Important Cautions Regarding Forward-Looking Statements This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. In addition, all statements regarding our preliminary estimates of historical financial data for the Historical Periods, current operating and financial expectations in light of historical results, anticipated capacity and utilization, anticipated liquidity, and anticipated future customer relationships usage are forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the Company’s ability to successfully enact its business strategies, including with respect to installation, capacity generation and its ability to attract demand for its services, and its ability expand its relationship with its existing customers or attract new customers; the impact of inflation on the Company’s business and financial condition;; changes in business conditions and general economic conditions both domestically and globally including rising interest rates and fluctuation in foreign currency exchange rates; the Company’s ability to access to capital to fund its business strategies; and other risk factors set forth from time to time in the Company’s SEC filings, including, but not limited to, the Annual Report on Form 10-K for the year ended May 26, 2024 (the “2024 10-K”). For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in the 2024 10-K. Forward-looking statements represent management’s current expectations as of the date hereof and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances. Lifecore Biomedical, Inc. Contact Information: Vida Strategic Partners Stephanie Diaz (Investors) 415-675-7401 sdiaz@vidasp.com Tim Brons (Media) 415-675-7402 tbrons@vidasp.com Source: Lifecore Biomedical, Inc.